 DAVIDSON & COMPANY      Chartered Accountants          A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of White Knight Resources Ltd. of our report dated July 31, 2003 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

July 29, 2004

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172